SUB-ITEM 77I

MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund, series of MFS Series Trust V, established a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 52 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission on July 30, 2002. Such description is incorporated herein by reference.